Exhibit 99.1

News Release

For Immediate Release                     For Further Information, Contact:
April 25, 2018                        George Lancaster, Hines
713/966-7676
george.lancaster@hines.com

HINES GLOBAL REIT’S BOARD APPROVES PLAN OF LIQUIDATION

Upon successful completion, board estimates that initial
investors will have received aggregate distributions of
$15.62-16.62 per share over the duration of their investment1

(HOUSTON) – On April 23, 2018, the board of directors of Hines Global REIT, Inc. (“Hines Global REIT” or the “Company”), unanimously approved a plan of liquidation (the “Plan”). The Plan is subject to the approval of the Company’s shareholders at the Company’s annual shareholder meeting scheduled on July 17, 2018. The Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) describing the proposed Plan on April 25, 2018, and will submit it to the shareholders of the Company for their consideration along with the Company’s definitive proxy statement following its filing with the SEC.
Assuming the approval of the Plan by shareholders, the Company currently expects that initial shareholders will have received aggregate distributions totaling $15.62-16.62 per share upon successful execution of the Plan. As described in the Company’s preliminary proxy statement, this amount includes $5.62 per share of operating distributions received or to be received from November 2009 through June 2018, the $1.05 per share special distribution received by shareholders in January 2018, $0.12 per share of return of invested capital distributions for the six months ending June 30, 2018, and the board of directors’ estimate of the range of liquidating distributions to be made pursuant to the Plan of $8.83 to $9.83 per share of the Company’s common stock.1 The Company expects to continue making regular distributions as it seeks shareholder approval of the Plan and also intends to make multiple liquidating distributions pursuant to the Plan.

Hines Global REIT raised $3.1B in equity through April 2018. In total, the Company acquired interests in 45 diversified properties, representing approximately 17.5 million square feet in the U.S. and abroad in Great Britain, Germany, France, Poland, Russia and Australia. The Company has made strategic asset dispositions, including selling properties for a gross sales price of $998 million in 2017, as well as completing the sale of One Westferry Circus for a gross sales price of $153.5 million on April 12, 2018. “Because we’re seeing strong capital markets interest at the portfolio, sub-portfolio, and individual asset level for our remaining high-quality assets, we believe the time is right to recommend a plan of liquidation for the Company in an effort to bring liquidity and maximize value to our shareholders,” said Sherri Schugart, President and Chief Executive Officer of Hines Global REIT. The Hines Global REIT portfolio currently consists of 33 assets --representing 13.9 million square feet that is 90% leased, of which, approximately 61% is located throughout the United States and 39% is located internationally.

1 – This return is based on a shareholder who invested on November 1, 2009 and elected to receive cash distributions. The Company expects that shareholders who invested in the Company after November 2009 will have received lower aggregate distributions upon the successful implementation of the Plan, as they will have held their investment for a shorter duration and will have received fewer regular operating distributions than shareholders who invested in November 2009. Although the Company has provided an estimated range of distributions, there can be no assurances as to the amount or timing of any distributions to the Company’s shareholders.

About Hines Global REIT
Hines Global REIT is a public, non-listed real estate investment trust sponsored by Hines.  Hines Global REIT was formed in December 2008 to invest in and own interests in a diversified portfolio of quality commercial real estate properties and other real estate investments in the United States and internationally. For additional information about Hines Global REIT, visit www.hinessecurities.com.

About Hines
Hines is a privately owned global real estate investment firm founded in 1957 with a presence in 201 cities in 24 countries. Hines has approximately $111 billion of assets under management, including $60 billion for which Hines provides fiduciary investment management services, and $51 billion for which Hines provides third-party property-level services. The firm has 108 developments currently underway around the world. Historically, Hines has developed, redeveloped or acquired 1,295 properties, totalling over 422 million square feet. The firm’s current property and asset management portfolio includes 506 properties, representing over 210 million square feet. With extensive experience in investments across the risk spectrum and all property types, and a pioneering commitment to sustainability, Hines is one of the largest and most-respected real estate organizations in the world. Visit www.hines.com for more information.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the Plan, the estimated range and the timing of the payment of distributions, the expected timing and completion of the Plan, the return to be achieved by shareholders and the future business, performance and opportunities of Hines Global REIT. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the Plan, the response of tenants, business partners and competitors to the announcement of the Plan; legal proceedings that may be instituted against the Company and others related to the Plan; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in Hines Global REIT’s existing markets; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with Hines Global REIT’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; and risks associated with Hines Global REIT’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by Hines Global REIT with the SEC, including Hines Global REIT’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this press release. Hines Global REIT disclaims any intention or obligation to update or revise any forward-looking statements, whether because of new information or developments, future events or otherwise.

Additional Information:
This press release is being made in respect of the proposed Plan. The proposed Plan will be submitted to the shareholders of the Company for their consideration. On April 25, 2018, the Company filed a preliminary proxy statement, and plans to file a definitive proxy statement for its annual shareholder meeting with the SEC. The definitive proxy statement will be sent or made available to the Company’s shareholders and will contain information about the proposals to be voted on by the Company’s shareholders at the annual meeting, including information relating to the proposed Plan. This press release does not constitute a solicitation of any vote or proxy from any shareholder of the Company. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN AND THE OTHER PROPOSALS TO BE VOTED ON BY THE SHAREHOLDERS AT THE ANNUAL MEETING. The definitive proxy statement and other relevant documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the definitive proxy statement and other relevant documents also may be obtained free of charge at the Company’s website, http://www.hinessecurities.com, or by directing a written request to Hines Global REIT, Inc. at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary.

Participants in This Solicitation:
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Plan. Information regarding the Company’s directors and executive officers is included in the Company’s preliminary proxy statement, will be included in the Company’s definitive proxy statement, and is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the Plan is included in the Company’s preliminary proxy statement and will be included in the Company’s definitive proxy statement when it becomes available.

    4